AMENDMENT
                                          TO
                                NOTE PURCHASE AGREEMENT

                                     Introduction

                 This Agreement, dated as of December 18, 1997 (this "Amendment"), is by and between HONDO OIL & GAS COMPANY (formerly known as Pauley Petroleum Inc.), a Delaware corporation (the "Company"), and LONDON AUSTRALIAN & GENERAL PROPERTY COMPANY LIMITED, a United Kingdom corporation (the "Present Noteholder"), as assignee of Thamesedge, Ltd.

                                       Recitals

                 The Company and the Present Noteholder (as assignee of Thamesedge Ltd.), being the sole Noteholder, are parties to a Note Purchase Agreement dated November 28, 1988, as amended by letter agreements December 17, 1993, November 10, 1994, December 22, 1995, December 13, 1996 and December 18, 1997 (collectively, the "Existing Note Purchase Agreement"), pursuant to which there is outstanding at December 18, 1997 $39,733,394.28, including $9,233,394.28 of interest which has been added to principal in accordance with the terms of said letter agreements. Capitalized terms used and not otherwise defined or amended in this Amendment shall have the meanings respectively assigned to them in the Existing Note Purchase Agreement.

                 The Company  has requested that the  Noteholder (a) extend  the mandatory redemption date of the Notes from January 1, 1998 (as same has heretofore been extended pursuant to said letter agreements) to January 15, 1999 and (b) consent to the past and future incurrence of additional Indebtedness (and extensions to the maturity of such Indebtedness) from Lonrho Plc and its wholly-owned subsidiaries. The Noteholder is willing to so extend the mandatory redemption date of the Notes and consent to the incurrence of such Indebtedness and maturity extensions based on (a) the Company's representation that by October 1, 1998 the Noteholders shall have received a report that the Company's proved reserves will have increased to a minimum of 65,475,554 mcf and the Company's agreement that if its proved reserves fail to reach such level, an Event of Default will occur, (b) the Company's agreement to delete the subordination provisions contained in Section 9 of the Existing Note Purchase Agreement and (c) the Company's agreement to conform certain default provisions contained in Section 8.01 of the Existing Note
       Purchase Agreement to cross default provisions contained in the Company's other loan and credit arrangements with the Present Noteholder.

                 The Company  has requested  that the  Present Noteholder  enter
       into  this  Amendment  in  order  to  reflect  the  foregoing,  and   the
       Noteholder has agreed to do so, all upon the terms and provisions and subject to the conditions hereinafter set forth.

                                       Agreement

                 In consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:





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       1.   Amendment to  Existing Note Purchase Agreement.   The Existing  Note
            Purchase Agreement is hereby amended as of the date first written above as follows:

                 (A) In Section 1.01 of the Existing Note Purchase Agreement, the definition of "Agreement" is hereby deleted in its entirety, and the following new definition is hereby inserted in its place:

                 ""Agreement"  shall mean  this  Note Purchase  Agreement  dated
            November 28, 1988 between the Company and Thamesedge Ltd., together with all exhibits thereto, as amended by letter agreements December 17, 1993, November 10, 1994, December 22, 1995, December 13, 1996
            and December 18, 1997 among the Company and the then sole Noteholder and the First Amendment, and as the same may be supplemented, modified, amended or restated from time to time."

                 (B) In Section 1.01 of the Existing Note Purchase Agreement, the following new definition of "First Amendment" is hereby inserted in its proper alphabetical position without the deletion or modification of any other material:

                 ""First Amendment" shall  mean the First Amendment dated as  of
            December 18, 1997  to Agreement."

                 (C) In Section 1.01 of the Existing Note Purchase Agreement, the following definitions of the following existing terms are deleted in their entirety:

                 "Bank Agreements"
                 "Senior Debt"

                 (D) In Section 1.02 of the Existing Note Purchase Agreement, the following "Other Definitions" are hereby inserted in their respective proper alphabetical positions without the deletion or modification of any other material:

                 "Term                              Defined in Section
                 Act                                     2.01
                 Hondo Magdalena                         8.01(4)"

                 (E) Section 2.01 of the Existing Note Purchase Agreement is amended to delete same in its entirety and to substitute the following in its place:

                 "Section 2.01  Issue of Notes.  The Company has authorized  the issuance of $75,000,000 in aggregate principal amount of its 6% Senior Notes due January 15, 1999 (the "Notes", the term "Notes" including the singular number as well as the plural and the term "Note" including the plural number as well as the singular). The Notes shall be substantially in the form of Exhibit A attached to the First Amendment. The terms and provisions in the Notes shall constitute, and are hereby expressly made, a part of this Agreement. The Notes may have notations, legends or endorsements required by law or usage. Each Note will be dated its date of authentication.

                 Notwithstanding anything in the foregoing to the contrary,  if, in the opinion of its Board of Directors, the Company does not have sufficient cash resources to pay interest on the Notes when due,


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            then  the Company  may offer  to  the Noteholder  a payment  of  the interest in shares of the Company's common stock, valued at (i) the last reported sales price regular way on the interest due day or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way on such day, in either case on the American Stock Exchange or other principal national securities exchange on which the Company's common stock is listed or, if not listed on any national securities exchange, on The Nasdaq Stock Market's National Market System or,
            (ii) if (i) is not applicable, the average of the bid and asked prices at the end of the interest due day in the over-the-counter market as furnished by any New York Stock Exchange member firm
            selected  by the  Noteholder in  good faith  for that  purpose.   In
            making this determination, the Company's management will not, without the consent of the Noteholder, allocate cash resources to new capital projects not related to the Op\n Association Contract dated July 15, 1987 between Empressa Colombiana de Petroleos and
            Opon  Development Company.   The  Noteholder  will then  notify  the
            Company whether it will either accept the payment of interest in the Company's common stock or add the amount of interest due to the principal of the Notes. If the Noteholder accepts the payment of interest in the Company's common stock, the Company will issue the requisite number of shares to Noteholder within ten business days after the Company receives notice of acceptance from Noteholder. The Noteholder recognizes that any shares of the Company's common stock that it may acquire by the payment of interest in the Company's common stock will not have been registered under the Securities Act of 1933, as amended (the "Act"), and may not be sold in the absence of an effective registration under the Act or an
            exemption from  the registration requirements  of the Act.   If  the
            Noteholder so requests at any time and from time to time after the date shares of he Company's common stock are issued to the Noteholder pursuant to this provision, the Company will use its best efforts to effect registration under the Act of the shares so issued."

                 (F) Section 6.05(b) of the Existing Note Purchase Agreement is amended to delete existing clause (xiii) thereof in its entirety and to substitute the following therefor:

                      "(xii)    Indebtedness to Lonrho Plc. or to any direct  or
                 indirect wholly-owned Subsidiary of Lonrho Plc., including any and all deferrals, renewals, extensions, refundings of, or amendments, modifications or supplements to, any such Indebtedness."

                 (G) Section 6.06 of the Existing Agreement is hereby deleted in its entirety.

                 (H) Section 6.07 of the Existing Agreement is amended to substitute the word "the" at the beginning thereof for the word "The" and to add the following before the new word "the" at the beginning of
       Section 6.07:

                 "Except with  respect to transactions with  Lonrho Plc. or  any direct or indirect wholly-owned Subsidiary of Lonrho Plc., "





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                 (I)  Section  8.01 of  the  Existing Agreement  is  amended  to delete existing clauses (1) and (4) thereof and to substitute the following therefor:

                      "(1) the Company  defaults in the  payment of interest  on any Note when the same becomes due and payable and the Default continues for a period of three (3) days;

                      "(4) the  Company,  Hondo Magdalena  Oil  &  Gas  Limited,
                 presently a wholly-owned subsidiary of the Company ("Hondo Magdalena"), and any of their respective subsidiaries shall
                 (i) fail to pay any Indebtedness (but excluding Indebtedness evidenced by this Note) of the Company, Hondo Magdalena or such subsidiary (as the case may be), or any interest or premium thereon, when due (whether upon scheduled maturity, required prepayment, acceleration, demand or other notice or formality of any kind) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness or (ii) fail to perform or observe any term, covenant or condition on its part to be performed or observed under any agreement or instrument relating to any such Indebtedness, when required to be performed or observed, and such failure shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof."

                 (J) At the conclusion of clause (7) of Section 8.01 of the Existing Note Purchase Agreement, the following is hereby inserted:

                 "; or"

                 (K) In Section 8.01 of the Existing Note Purchase Agreement, the following new subsection (8) is hereby inserted at the end thereof:

                      "(8) the Company shall  have failed to furnish to  Lender, by October 1, 1998, a proved gas reserve report of Netherland, Sewell & Associates that shows that a minimum of 13,000,000 mcf (25%) of proved gas reserve exists, which are subject to the Opon Association Contract in which Hondo Magdalena then participates, above the proved gas reserve of 52,475,554 mcf at September 30, 1997;"

                 (L) Section 9 of the Existing Note Purchase Agreement is amended to deleted same in its entirety and substitute the following thereof:

                      "SECTION 9.  CONVERSION

                           9.01 Right  to Convert.   Certain  of the  Notes  are
                      convertible into shares of the Company's Common Stock, $1.00 par value per share, to the extent indicated on the face of such Notes and in accordance with the specific terms of such Notes."



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                 (M)  In Section 11.01 of the Existing Note Purchase  Agreement,
       the addresses to which notices and other communications are to be given are amended to read as follows (with the rest of such Section 11.01 remaining unchanged)

                 "If to the Company:

                      Hondo Oil & Gas Company
                      10375 Richmond Avenue, Suite 900
                      Houston, Texas  77042
                      Attention:  John J. Hoey

                 If to you:

                      London Australian & General Property Company Limited 4 Grovesnor Place
                      London, SW1X 7DL, England
                      Attention:  R. E. Whitten

                 If to any other Noteholder at such address as such other Noteholder may designate by notice to the Company."

                 (N) Section 11.05 of the Existing Note Purchase Agreement is amended to delete same in its entirety and to substitute the following in its place:

                 "Section 1.05 Governing Law. This Agreement and the Notes shall be governed by the laws of the State of New York (other than those that would defer to the substantive laws of another jurisdiction). Without in any way limiting the preceding choice of law, the parties intend (among other things) to thereby avail themselves of the benefit of Section 5-1401 of the General Obligations Law of the State of New York."

       1. Acknowledgment of Outstanding Loans. The Company hereby acknowledges, certifies and agrees that: (a) pursuant to the Existing Note Purchase Agreement, the Noteholder has made loans to the Company that are outstanding as of the date of this Amendment in the aggregate principal amount of $39,733,394.28 (including interest of $9,233,394.28 which has been added to principal); and
            (b) the obligations of the Company to repay those loans (with interest) to the Noteholder and to perform or otherwise satisfy its other obligations: (i) remain and shall continue in full force and effect, both before and after giving effect to this Amendment, (ii) are not subject to any defense, counterclaim, setoff, right of recoupment, abatement, reduction or other claim or determination, and (iii) are and shall continue to be governed by the terms and provisions of the Existing Note Purchase Agreement as supplemented, modified and amended by this Amendment.

       2. Bringdown of Representations, Etc. As of the date of this Amendment, both before and after giving effect to the terms and provisions of this Amendment: (a) the representations and warranties of the Company set forth in the Existing Note Purchase Agreement (except Sections 3.11, 3.12 and 3.13) are true and correct in all material respects with the same effect as though those representations and warranties had been made on and as of the date hereof; (b) no Event of Default or Default has occurred and is continuing; (c) the Board of Directors of the Company has duly


                                           5




            authorized the execution and delivery by the Company of the Existing Note Purchase Agreement and this Amendment; and (d) there are no actions, suits or proceedings pending or, to the best knowledge of the undersigned, threatened or contemplated by any person for the liquidation, dissolution or bankruptcy of the Company or otherwise threatening its existence or challenging or calling into question the power or authority of the Company to execute or deliver the Existing Note Purchase Agreement or this Amendment or to perform any of its obligations hereunder or thereunder.

       3. Counterparts. This Amendment may be signed in two or more counterpart copies of the entire document or of signature pages to the document, each of which may be executed by one or more of the parties hereto, but all of which, when taken together, shall constitute a single agreement binding upon all of the parties hereto.

       4. Governing Law, Etc. Sections 11.05 ("Governing Law"), as amended hereby, 11.06 ("Successors"), 11.07 ("No Adverse Interpretation of Other Agreements"), 11.08 ("Severability") and 11.10 ("Amendment and Waiver") of the Existing Note Purchase Agreement are incorporated herein by reference and shall pertain separately to this Amendment as well as the Existing Note Purchase Agreement.

       5. Agreement to Continue as Amended. The Existing Note Purchase Agreement, as supplemented, modified and amended by this Amend-ment, shall remain and continue in full force and effect after the date hereof.

       6. Entire Agreement. This Amendment contains the entire agreement of the parties and supersedes all other representations, warranties, agreements and understandings, oral or otherwise, among the parties with respect to the matters contained in this Amendment.

                 IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective officers thereunto duly authorized. as of the date first above written.

                                          HONDO OIL & GAS COMPANY

                                          By:  /s/ John J. Hoey
                                               -------------------------------
                                               John J. Hoey; President

                                          LONDON AUSTRALIAN & GENERAL
                                          PROPERTY COMPANY LIMITED

                                          By:  /s/ R. E. Whitten
                                               -------------------------------
                                               R.E. Whitten; Director










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